CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated October 28, 2014 on the statement of assets and liabilities of the Avondale Core Investment Fund (the "Fund"), a series of the Avondale Funds, as of October 27, 2014 and to all references to our firm included in or made part of this Pre-Effective Amendment No. 3 under the Securities Act of 1933 and Pre-Effective Amendment No. 3 under the Investment Company Act of 1940 to the Fund’s Registration Statement (File Nos. 333-198319 and 811-22981) on Form N-1A.

Abington, Pennsylvania

November 6, 2014